Exhibit 10.2

AMENDMENT TO
CHANGE IN CONTROL AGREEMENT

This Amendment, dated May 28, 2024 (the “Amendment”), amends the Change in Control Agreement dated December 31, 2021, as previously amended on December 19, 2023 (the “CIC Agreement”), by and between Provident Financial Services, Inc. (the “Company”), a Delaware corporation, and Christopher Martin (“Executive”).  Capitalized terms not defined herein shall have the meaning set forth in the CIC Agreement.

W I T N E S S E T H:

WHEREAS, Executive currently serves as Executive Chairman of the Company and the Bank and as a member of the Board of Directors of the Company and the Bank and in accordance with the terms of the CIC Agreement is entitled to certain benefits in the event of a Change in Control followed by a termination of Executive’s employment with the Company or the Bank; and

WHEREAS, the term of the CIC Agreement expires May 31, 2024; and

WHEREAS, the parties have agreed to extend the term of the CIC Agreement until May 16, 2026; and

WHEREAS, pursuant to Section 11 of the CIC Agreement, the parties desire to amend the CIC Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1.  Amendment to the CIC Agreement.  Section 2 of the CIC Agreement is hereby amended to replace the words “May 31, 2024” with the words “May 16, 2026.”

Section 2.  Continuation of CIC Agreement.  Except as expressly set forth in Section 1 above, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the CIC Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 3.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment as of the day and year first written above.

ATTEST:		PROVIDENT FINANCIAL SERVICES, INC.

/s/ Bennett MacDougall	By:	/s/ Matthew K. Harding
Bennett MacDougall, Esq. Corporate Secretary		Matthew K. Harding Chair of the Compensation Committee

WITNESS:		EXECUTIVE

/s/ Mary Louise Festa	By:	/s/ Christopher Martin
Christopher Martin